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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 19, 1998, on the financial statements and schedules of Stewart & Stevenson 401(k) Savings Plan as of and for the year ended December 31, 1997 and 1996, included in this Form 11-K, into the previously filed Stewart & Stevenson Services, Inc., Form S-8 Registration Statement file No. 33-52903.




/s/ Arthur Andersen
Houston, Texas
June 29, 1998